Exhibit 10.10

______________________________________________

Supplementary Agreement II

to

Capital Increase Agreement on Beijing Tongmei Xtal Technology Co., Ltd.

______________________________________________

Among

Guangshuo Semiconductor Equipment (Shanghai) Co., Ltd.,

Beijing Tongmei Xtal Technology Co., Ltd.

And

AXT, INC.

January 2021

Supplementary Agreement II to Capital Increase Agreement

The Supplementary Agreement II to the Capital Increase Agreement (hereinafter referred to as the “Agreement”) is made and entered into by and among the Parties below in Beijing on [DD] [MM], 2021.

Party A: Guangshuo Semiconductor Equipment (Shanghai) Co., Ltd.,

Domicile: Room 603, No. 15, Lane 218, Haiji No.6 Road, Nanhui New Town, Pudong New Area, Shanghai

Legal Representative: Zhang Shuheng

Party B: Beijing Tongmei Xtal Technology Co., Ltd.

Domicile: No.4, East Second Street, Industrial Development Zone, Tongzhou District, Beijing, PRC

Legal Representative: Morris Young

Party C: AXT, INC.

Domicile: 4281 TECHNOLOGY DR FREMONT CA 94538

Authorized Representative: Morris Young

(Party A, Party B and Party C are collectively referred to as the “Parties” and individually a “Party” in the Agreement, as required by the context)

WHEREAS:

1.

Party A is the investor of the Target Company, a limited partnership duly incorporated and validly existing in accordance with the laws of the People’s Republic of China, with its registered address at Room 603, No. 15, Lane 218, Haiji No.6 Road, Nanhui New Town, Pudong New Area, Shanghai, PRC.

2.	Party B is the Target Company, a limited liability company incorporated and effectively existing pursuant to Chinese laws, with a unified social credit code of

91110000700004889C and a registered capital of RMB 820.960319 million, its registered address is No.4, East Second Street, Industrial Development Zone, Tongzhou District, Beijing, PRC, and its legal representative is Morris Young.

3.	Party C is a NASDAQ listed company (stock code: AXTI) with its address at 4281 TECHNOLOGY DR FREMONT CA 94538.
4.

The Parties have signed and entered into the Capital Increase Agreement on Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as the “Capital Increase Agreement”) and the Supplementary Agreement to Capital Increase Agreement on Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as the “Supplementary Agreement”) on [DD] [MM], 2021. Party A consents to subscribe for the corresponding newly-increased registered capital of the Target Company in RMB cash equivalent to USD 90742 in total (Party A makes payment in RMB, and the specific amount is calculated as per the central parity of the exchange rate of USD to RMB (i.e. 1 U.S. dollar = RMB 6.6205) of the People’s Bank of China on 2:00 p.m., November 13, 2020, i.e. RMB 0.600758 million).

To further define the rights and obligations of the Parties in this round of capital increase of the Company, the Parties consent to make and enter into the Agreement, and reach supplementary agreements to the Capital Increase Agreement and Supplementary Agreement as below:

ARTICLE 1 DEFINITION AND INTERPRETATION

1.1 Unless otherwise stated herein or otherwise defined in the context, definitions and interpretations in the Agreement shall have the same meaning as those in the Capital Increase Agreement and Supplementary Agreement.

ARTICLE 2 EQUITY REPURCHASE

2.1 Qualified Listing

The Parties shall do their utmost to urge the Target Company to complete the initial public offering of shares and be listed on the domestic stock exchange (hereinafter referred to as “eligible listing” or “IPO”) prior to December 31, 2022 (or other date consented by the Parties through consensus and written consent, hereinafter referred to as “expected completion date of listing”). With a view to complete the eligible listing of the Target Company, the Parties consent that the provisions of Article 8 EQUITY REPURCHASE of the Supplementary Agreement shall terminate automatically upon formal submission of IPO application materials to the securities regulatory authority or the stock exchange by the Target Company.

2.2 Equity Repurchase

The Parties hereto further agree that if the Target Company fails or is unable to complete the qualified listing prior to the aforesaid expected date of listing, the provisions on repurchase set forth in Article 8 of the Supplementary Agreement shall take effect automatically and shall become effective retroactively as of the date of execution of the Supplementary Agreement, i.e.:

Where the Target Company is under any of the following circumstances, Party C shall repurchase part or all of the equity of the Target Company held by Party A as required by Party A:

(1) Where the Company fails to achieve IPO by the expected date of completion. If the Company’s IPO declaration material has been formally accepted by the securities regulatory authority or stock exchange and is under audit, the repurchase launch occasion agreed in this provision can be postponed to the date when the Company fails in the audit/registration in securities regulatory authority or stock exchange with respect to the IPO application or withdraws the IPO declaration materials.

(2) Equity repurchase under other circumstances:

1) There are major changes in the main business of the Target Company, which has resulted in substantial obstacles to the IPO listing of the Company;

2) The Target Company violates the provisions of the Articles of Association and conducts related transactions or guarantees with its affiliated parties that may have a material adverse impact on Party A’s interests;

3) Before the IPO of the Target Company, the controlling shareholder and its concerted actors control the equity ratio of the Target Company less than 51% or lose control of the Company in other ways;

4) Where Party C is subjected to any hostile acquisition or attempt to change Party C’s control power initiated by any subject or person, Party C’s Board of Directors, without prejudice to director's loyalty, diligence and fiduciary duties under laws of the US, fails to response to it by taking the actions (e.g. issuing securities with voting right or any other nature of priority rights) according to relevant provisions of applicable law, registered certificate and the articles of association, causing material changes in Party C’s shareholding structure, Board of Directors and management.

5) Party C or the Target Company and its subsidiaries have seriously dishonored their commitments and warranties or violated other obligations under the Capital Increase Agreement and the Agreement, and besides, they fail to correct and make up for their breach within the reasonable time limit indicated by the written notice sent by Party A which reasonably requires them to correct the breach.

(3) Party A shall submit a repurchase request to Party C in written form within fifteen (15) days from the date of the repurchase prescribed in this Article, in order that Party C are provided with sufficient time to make repurchase arrangements.

(4) Party C shall, within ninety (90) days after Party A raises the repurchase request in written form, enter into an equity transfer agreement with Party A, and fully pay the corresponding equity repurchase price within the period indicated in the relevant repurchase legal documents.

2.3 Calculation Method of Equity Repurchase Price

The equity repurchase price of the Target Company is the investment fund actually paid by Party A when it acquires the equity.

2.4 The Parties further consent that, in the case that the Target Company fails to complete the listing prior to the expected completion date of listing, Party C shall also be entitled to send a repurchase notice to Party A in written form, and repurchase all the equity of the Target Company held by Party A at the price prescribed in Article 2.3 of the Agreement.

ARTICLE 3 COMMITMENTS, REPRESENTATIONS AND WARRANTIES

The commitments, representations and warranties made by the Parties under the Capital Increase Agreement and Supplementary Agreement shall apply to the Agreement.

ARTICLE 4 MISCELLANEOUS

4.1 It is agreed by the Parties hereto that the Agreement shall constitute an integral part of the Capital Increase Agreement and the Supplementary Agreement, and shall prevail in case of any inconsistency there between. In case of any unfinished matters in the Agreement, the provisions of the Capital Increase Agreement and the Supplementary Agreement shall prevail.

4.2 The Agreement shall take effect on the date of signature by the Parties hereto.

4.3 The Agreement is made in triplicate, with each Party holding one copy. Each copy shall be equally authentic.

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(No text on this page, and only for the signature of Supplementary Agreement II to Capital Increase Agreement on Beijing Tongmei Xtal Technology Co., Ltd. among Guangshuo Semiconductor Equipment (Shanghai) Co., Ltd., Beijing Tongmei Xtal Technology Co., Ltd. and AXT, INC.)

Guangshuo Semiconductor Equipment (Shanghai) Co., Ltd., (Seal)

Legal representative or authorized representative (signature):

(No text on this page, and only for the signature of Supplementary Agreement II to Capital Increase Agreement on Beijing Tongmei Xtal Technology Co., Ltd. among Guangshuo Semiconductor Equipment (Shanghai) Co., Ltd., Beijing Tongmei Xtal Technology Co., Ltd. and AXT, INC.)

Beijing Tongmei Xtal Technology Co., Ltd. (Seal)

Legal representative or authorized representative (signature):

(No text on this page, and only for the signature of Supplementary Agreement II to Capital Increase Agreement on Beijing Tongmei Xtal Technology Co., Ltd. among Guangshuo Semiconductor Equipment (Shanghai) Co., Ltd., Beijing Tongmei Xtal Technology Co., Ltd. and AXT, INC.)

AXT, INC.

Authorized Representative (signature):